UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 23, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2009, IA Global Inc.’s wholly owned subsidiary Global Hotline, Inc. (“Global Hotline”) signed an amendment extending the term of its working capital loan with Mitsui Sumitomo Bank Co Ltd to June 30, 2009.

The loan was entered into on July 27, 2007, and was for 200,000,000 Yen, or approximately $1,623,000 at then exchange rates. The loan was amended on August 1, 2008, requiring a monthly repayment of 5,555,000 Yen, or approximately $51,000 at then exchange rates starting on August 31, 2008. The interest rate was increased to 3.375% and interest was payable monthly starting on August 31, 2008. On February 2, 2009, the monthly repayment was to be reset over the remaining payment term, which expires on July 31, 2011 or could require repayment. On February 5, 2009, an amendment was signed extending the term of this working capital loan to March 31, 2009 and increased the interest rate to 3.975%. On March 31, 2009 an amendment was signed extending the term of this working capital loan to April 30, 2009.

This loan is guaranteed by Hideki Anan, the CEO of Global Hotline. As of February 5, 2009, the loans are collateralized by the accounts receivable of Global Hotline.

The amendment will be filed as an exhibit to the Form 10-K for the twelve months ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 28, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer